SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]        Preliminary Information Statement
[ ]        Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                                   QT 5, INC.
                (Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]        No fee required
[ ]        Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

           (1) Title of each class of securities to which transaction applies:

           (2) Aggregate number of securities to which the transaction applies:

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           (4)       Proposed maximum aggregate value of transaction:

           (5)       Total fee paid:

[ ]        Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)       Amount previously paid:

           (2)       Form, Schedule or Registration Statement No.:

           (3)       Filing Party:

           (4)       Date Filed:

                                   QT 5, INC.
                       5655 LINDERO CANYON ROAD, SUITE 120
                           WEST LAKE VILLAGE, CA 91362


                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF OUTSTANDING SHARES OF COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.


                                                  July 19, 2004
                                                  West Lake Village, CA


                This information statement has been mailed on or about July 19, 2004 to the stockholders of record on July 2, 2004 (the "Record Date") of QT 5, Inc., a Delaware Company (the "Company") in connection with certain actions to be taken by the written consent of the majority stockholders of the Company, dated as of July 3, 2004. The actions to be taken pursuant to the written consent shall be taken on or about August 9, 2004, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.


                                         By Order of the Board of Directors,


                                         /s/ Timothy J. Owens
                                         -----------------------
                                         CEO, Director


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

                          NOTICE OF ACTION TO BE TAKEN
                                 PURSUANT TO THE
                    WRITTEN CONSENT OF MAJORITY STOCKHOLDERS
                IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS
                               DATED JULY 2, 2004


To Our Stockholders:

           NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders dated July 2, 2004, in lieu of a special meeting of the stockholders. Such actions will be taken on or about August 9, 2004:

           1. The Company will amend its certificate of incorporation to increase the authorized amount of common stock from 300,000,000 shares to 5,000,000,000 shares.

                      OUTSTANDING SHARES AND VOTING RIGHTS

           As of the Record Date, the Company's authorized capitalization consisted of 300,000,000 shares of common stock, par value $.001 per share, ("Common Stock") of which 58,303,438 shares are issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

           Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposal by resolution dated July 2, 2004; and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

           Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on August 9, 2004.

           The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

           This Information Statement will serve as written notice to stockholders pursuant to Regulation 14C, and Section 228(e) of the Delaware General Corporation Law.


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

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth, as of July 2, 2004, certain information regarding the ownership of QT 5's capital stock by each director and executive officer of QT 5, each person who is known to QT 5 to be a beneficial owner of more than 5% of any class of QT 5's voting stock, and by all officers and directors of QT 5 as a group. Unless otherwise indicated below, to QT 5's knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

           Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of July 2, 2004 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 58,303,438 shares issued and outstanding.

--------------------- ----------------------------- -------------------------- --------------
                            Name and Address                                       Percent
        Title of                   Of                   Amount and Nature             Of
          Class          Beneficial Owners (1)       Of Beneficial Ownership       Class
--------------------- ----------------------------- -------------------------- --------------
Common Stock           Timothy Owens                      27,606,089               47.35%
--------------------- ----------------------------- -------------------------- --------------
Common Stock           Steven Reder                          350,455                *
--------------------- ----------------------------- -------------------------- --------------
Common Stock           Timothy Owens                         140,448                *
--------------------- ----------------------------- -------------------------- --------------
                      All officers and directors          28,096,992               47.35%
                      as a group (three persons)
--------------------- ----------------------------- -------------------------- --------------

* Less Than 1%.

(1) Unless otherwise noted, the address for each of the named beneficial owners is 5655 Lindero Canyon Road, Suite 120 Westlake Village, California 91362.


                                CHANGE IN CONTROL

           To the knowledge of management, there are no present arrangements or pledges of securities of the Company, which may result in a change in control of the Company.

                         DISSENTER'S RIGHTS OF APPRAISAL

           The stockholders have no dissenter's rights of appraisal.


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

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

           On July 2, 2004, the majority stockholders of the Company authorized an amendment to the Company's certificate of incorporation to increase the number of authorized shares of common stock from 300,000,000 to 5,000,000,000. The Company currently has authorized capital stock of 300,000,000 of shares of common stock and approximately 58,303,438 shares of common stock are outstanding as of the Record Date. The Board believes that the increase in authorized shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

           The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock. This amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock would remain unchanged under this proposal.

           The increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

           One of the effects of proposed amendment might be to enable the Board to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company, which stockholders might view as desirable.

           While the amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.


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

                             ADDITIONAL INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

       The following documents as filed with the Commission by the Company are incorporated herein by reference:

           1. Annual Report on Form 10-KSB for the year ending December 31, 2003; and

           2.   Quarterly Report on Form 10QSB for the period ending March 31,
                2004


           The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to the Company's principal offices at 5655 Lindero Canyon Road, Suite 120 West Lake Village, CA 91362, attn: Timothy
J. Owens

                                             By Order of the Board of Directors,

                                             /s/ Timothy J. Owens
                                             -----------------------
                                             CEO, Director

West Lake Village, CA
July 19, 2004

EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                  OF QT 5, INC.

o First: The Board of Directors and a majority of the stockholders of QT 5, Inc., a Delaware corporation (the "Corporation"), duly resolved and adopted a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

"This Corporation is authorized to issue one class of stock, which is the Common Stock of this Corporation. The total number of shares which this Corporation is authorized to issue is 5,000,000,000 shares of Common Stock. The Common Stock shall have a par value of $0.001 per share."

o Second: That the foregoing resolution was adopted pursuant to a joint written consent of the Corporation's Board of Directors and majority of stockholders, such consent of stockholders being in accordance with Section 228 of the General Corporation Law of the State of Delaware, and that the holders of the necessary number of shares entitled to vote on this matter duly executed such written consent.

o Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

o Fourth: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the undersigned Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by a duly authorized officer this 9th day of August 2004.


                                        /s/ Timothy J. Owens
                                        --------------------------
                                        /s/ Timothy J. Owens
                                        CEO, Director



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